SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337

Engelhard, North Carolina 27824

(Address of principal executive offices) (Zip Code)

(252) 925-5501

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 30, 2012, ECB Bancorp, Inc. (the “Company”) announced its results of operations for the three months ended March 31, 2012. A copy of the Company’s press release dated April 30, 2012 is being furnished as Exhibit 99.1 to this Report.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 2, 2012, the Company received a warning letter from NYSE Regulation indicating that the Company failed to provide the NYSE Amex with timely notification of the record date for the Company’s 2012 annual meeting of stockholders. Under Section 703 of the NYSE Amex Company Guide, the Company was required to provide the NYSE Amex with at least 10 days prior notice of the record date for its 2012 annual meeting of stockholders. In determining to issue the warning letter to the Company pursuant to Section 1009(a)(i) of the NYSE Amex Company Guide, NYSE Regulation stated that it took into consideration that this was the first time the Company failed to satisfy the notice requirements.

The Company confirms April 16, 2012 as the record date for its 2012 annual meeting of stockholders, which will be held on June 7, 2012.

A copy of the Company’s press release dated May 3, 2012 regarding the receipt of the letter from the NYSE Amex is filed as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release Dated April 30, 2012

99.2	Press Release Dated May 3, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.

Date: May 4, 2012	By:	/s/ A. Dwight Utz
A. Dwight Utz
President and Chief Executive Officer